Exhibit 10.260



$920,000.00                                                   August  30,  2002

                                 PROMISSORY NOTE

     For value received, MEGO FINANCIAL CORP. D/B/A LEISURE INDUSTRIES CORPORATION, a New York corporation ("Purchaser"), promises to pay to OB SPORTS, LLC, a Delaware limited liability company ("Seller"), at OB Sports, LLC, c/o Rice Sangalis Toole & Wilson, 5847 San Felipe, Suite 4350, Houston, Texas 77057, or such other address as Seller may specify, the principal sum of NINE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($920,000.00), together with accrued and unpaid interest thereon as set forth below.

     This Note is issued by Purchaser pursuant to the terms and conditions of that certain Purchase Agreement dated August 30, 2002 (the "Purchase Agreement") by and between Purchaser and Seller for the purchase of membership interests of Cimarron Golf Club, LLC, a Delaware limited liability company (the "Company").

     Interest on the unpaid principal balance of this Note shall accrue at the rate of five percent (5%) per annum (computed on the basis of a 360-day year of twelve 30-day months) commencing on January 31, 2003, and shall be payable in thirty-six (36) monthly installments pursuant to the Purchase Agreement. The entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on December 31, 2005 (the "Maturity Date").

     All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to reasonable costs of collection and enforcement, if any, then to accrued and unpaid interest, and thereafter to principal. Purchaser reserves the right to prepay this Note in cash or wire transfer in whole or in part at any time without penalty or additional fees.

     In the event Purchaser fails to make any scheduled payment and such payment default continues for a period of thirty (30) days (a "Default"), the outstanding balance on the Note (principal balance plus any accrued but unpaid interest) shall then begin to accrue interest at a rate equal to seven percent
(7%) per annum until the Default is cured. In the event three (3) Defaults occur during the term of this Note, the interest rate shall increase immediately to a rate equal to ten percent (10%) per annum until the Maturity Date or until the entire outstanding balance owed to Seller under this Note (including any accrued but unpaid interest) is paid in full.

     If  either  Purchaser  or  Seller asserts a claim for indemnification under
Article VII of the Purchase Agreement (an "Indemnification Claim"), Purchaser will continue to make the payments due under this Note and interest will continue to accrue on the outstanding principal at the applicable rate. Once the final adjustment to the amount owed under this Note as a result of the Indemnification Claim is determined pursuant to the Purchase Agreement, the amount outstanding under this Note will be adjusted by the indemnification amount and the new total amount outstanding will be amortized and paid in equal monthly installments over the remainder of the original thirty-six (36) month

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payment period.  The Maturity Date and the interest rate adjustment in the event of a Default will not be affected or altered by the provisions of this paragraph.

     No failure on the part of Seller to exercise any right or remedy hereunder, whether before or after the occurrence of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Seller may have, whether by the laws of the State of California, by agreement or otherwise, and none of the foregoing shall operate to release, change or affect the liability of Purchaser. This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     PURCHASER CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS OF THE STATE OF CALIFORNIA FOR ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, OR PROCEEDING MAY BE BROUGHT ONLY IN SUCH COURTS. PURCHASER
FURTHER WAIVES ANY OBJECTION TO THE LAYING OF VENUE FOR ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS. PURCHASER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS THAT MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING. PURCHASER AGREES THAT ANY SERVICE OF PROCESS UPON IT MAILED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE PURCHASER AT THE ADDRESS SET
FORTH IN THE PURCHASE AGREEMENT, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING. PURCHASER AGREES TO WAIVE ANY RIGHT IT MIGHT HAVE TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

     This Note shall inure to the benefit of Seller and its successors and permitted assigns and shall be binding upon Purchaser and its successors and assigns. Purchaser acknowledges and agrees that this Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of California

                                                MEGO  FINANCIAL  CORP.  D/B/A
                                                LEISURE  INDUSTRIES  CORPORATION


                                                By:
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                                                Its:
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